Calculation of Filing Fee Tables
S-1
GMR Solutions Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid	1	Equity	Class A common stock, $0.0001 par value per share	457(a)	32,702,126	$ 25.00	$ 817,553,150.00		$ 112,904.09
Fees Previously Paid	2	Equity	Class A common stock, $0.0001 par value per share	457(a)	4,000,000	$ 25.00	$ 100,000,000.00		$ 13,810.00
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 917,553,150.00		$ 126,714.09
			Total Fees Previously Paid:						$ 126,714.09
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1A) The Registrant is not registering any additional securities pursuant to this filing fee table. The Registrant previously registered an aggregate of 36,702,126 shares of the Registrant's Class A common stock, par value $0.0001 per share ("Class A common stock"), however the previous filing fee table filed on May 4, 2026 in connection with the filing of Amendment No. 2 to the Registration Statement on Form S-1 ("Amendment No. 2") did not display this aggregate figure due to technical difficulties with the SEC's FEPT system. (1B) Includes shares of the Registrant's Class A common stock, issuable upon exercise of the underwriters' option to purchase additional shares of Class A common stock, if any. The Registrant previously paid a registration fee of $112,904.09 in connection with Amendment No. 2. (1C) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

[2]	(2A) The Registrant previously paid a registration fee of $13,810.00 in connection with initial filing of the Registration Statement on Form S-1 on April 17, 2026. The fee was estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act. This Maximum Aggregate Offering Price was originally registered under Rule 457(o) and is now converted to Rule 457(a). (2B) See note (1C) above.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date